UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 10, 2007

Date of Report (date of earliest event reported)

Nanometrics Incorporated

(Exact name of Registrant as specified in charter)

Delaware	0-13470	94-2276314
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1550 Buckeye Drive, Milpitas, California 95035

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 545-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 10, 2007, the Compensation/Stock Option Committee (the “Committee”) of the Board of Directors of Nanometrics Incorporated (the “Company”) approved an increase to the annual base salary of the Company’s Chief Operating Officer, Bruce A. Crawford, bringing Mr. Crawford’s annual base salary to $313,500, effective immediately. The Committee also approved a grant of 20,000 Restricted Stock Units to Mr. Crawford under the Company’s 2005 Equity Incentive Plan, a copy of which has previously been filed with the Commission. The RSUs will vest in full on July 10, 2008. In addition, the Committee approved an employment agreement with Mr. Crawford which provides for certain severance benefits following a termination without cause, including continued salary payments for six months and twelve months equity award acceleration. The form of employment agreement will be filed with the Commission in an upcoming filing.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 13, 2007	NANOMETRICS INCORPORATED

/s/ Bruce C. Rhine
Bruce C. Rhine
Chief Executive Officer